Exhibit 10.2

Development Agreement for DeltaSoft Program

This Development Agreement ("Agreement") is made as of May 5,2024 by and between TFG Crowd GmbH ("Developer"), located at Otto-Suhr-Allee 121, 10585 Berlin, Germany and Deltasoft Corp.("Client"), located at 91 Portland Road, London W11 4LN, United Kingdom.

1. Scope of Work

The Developer agrees to design and develop a software program ("DeltaSoft") as described below:

DeltaSoft is a universal, all-in-one platform that helps to effectively plan, manage projects, tasks, and performers from idea to completion, with AI support.

2. Deliverables

The Developer will provide the following deliverables:

•	A fully functional software application, meeting the specifications outlined in Exhibit A.
•	Documentation for the software, including user manuals and system requirements.
•	Source code and related intellectual property.

3. Deployment

The fully developed DeltaSoft program will be deployed at the domain: deltasoft.work. The Developer is responsible for ensuring that the program is fully operational on this domain and meets all performance standards agreed upon.

4. Project Timeline

See Exhibit C - Development Timeline

5. Compensation

Client agrees to pay the Developer a total fee of $30,500.

6. Confidentiality

Both parties agree to keep all proprietary information exchanged during the course of this project confidential.

7. Intellectual Property Rights

All intellectual property rights in the software developed under this Agreement shall be owned by DeltaSoft Corp.

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8. Warranties and Liabilities

The Developer warrants that the software will function as described in Exhibit A for a period of 2 years. The Developer is not liable for any indirect damages caused by the software.

9. Termination

This Agreement may be terminated by either party upon 30 days’ notice if the other party breaches any of its terms and fails to correct the breach within a specified period.

10. Miscellaneous

This Agreement constitutes the entire agreement between the parties. Any amendments must be in writing and signed by both parties.

Signature:

X	Andrey Novokhatski	[Client] Andrey Novokhatski
X	Alexandr Kozlov	[Developer] Alexandr Kozlov

Date: 05/05/2024

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Exhibit A - Description of Software

Application Structure

The application consists of 5 main pages: overview, projects, tasks, people, reporting.

Overview

This is the first page the user sees. In this section, one can immediately see the overall situation (bird's eye view) at the moment for the existing projects.

In the projects section, there is a list of projects and key information about them, such as the status of the project, performers, progress, etc.

Selecting a project, you can move to the project page, where you will see the description of the project, a list of subprojects, and tasks for implementing the selected project.

Selecting a specific task, you can also see the details of that task.

In the tasks section, we can familiarize ourselves with the list of tasks for all projects for today, tomorrow, a week, etc. This is convenient for a general understanding of the workload for the selected period.

In the people category, we see a list of performers who are linked to specific projects and perform certain tasks.

In the reporting section, we can view the list of tasks in the form of charts.

•	Planning: DeltaSoft will enable users to quickly and effectively create project descriptions and requirements via forms/surveys and AI-enhanced tools.
•	Tasks: The software will facilitate easy creation and organization of projects into subprojects and tasks, which can be managed both manually and through AI functionalities.
•	Performers: DeltaSoft will assist in selecting and distributing performers for projects, enabling advertisement creation and suggesting roles via both user input and AI recommendations.
•	Project Management and Tracking: The program will offer features like WBS, stages, roadmap, weekly planning, and a product hub to enhance the management and tracking of projects.

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Exhibit B - Payment and Fee Schedule

Payment Terms:

The Client agrees to make payments to the Developer according to the following payment schedule:

Initial Payment: The Client shall make an initial payment of $9,606 USD within 5 days of Effective Date of this Agreement, which is May 9, 2024. This payment is non-refundable.

Progress Payments: The Client shall make additional $9,606 USD within 8 months of the days of the Effective Date of this Agreement.

The Client shall make additional progress payments totaling $11,288 USD within one (1) year of the Effective Date. These payments shall be governed by PROMISSORY NOTE.

Late Payment: Any late payments beyond the specified due dates shall incur a late fee of 5% of the outstanding amount for each month the payment remains unpaid.

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Exhibit C - Development Timeline

The project will commence on May 5,2024 and is expected to be completed by July 31 ,2024. Progress reviews will be scheduled periodically to ensure that the project remains on track.

Project Completion Criteria: The project shall be considered complete when all development phases are successfully executed, testing is satisfactory, and the system is fully operational.

Change Requests: Any requested changes to the development timeline must be documented and agreed upon by both parties in writing as an amendment to this Exhibit C.

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